Exhibit 10.165

FIFTH AMENDMENT OF LEASE

     This agreement is made as of this 31st day of March, 2009 by and between Kingfisher, LLC, (hereinafter the “Landlord”) and Mechanical Technology Incorporated (hereinafter the “Tenant”).

PRELIMINARY STATEMENT

     The Landlord and Tenant entered into a lease (The “Lease”) dated April 2, 2001, and amended by First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated December 12, 2005, Third Amendment to Lease dated August 7, 2006, Fourth Amendment to Lease dated August 6, 2007, for certain Premises at 431 New Karner Road, Albany, New York, consisting of 23,511 Net Usable Square Feet.

     Accordingly, the parties agree to amend and modify the Lease as hereinafter set forth:

1.	Effective January 1, 209, the 23,511 Net Usable Square Feet in Section 1.01 of the Lease, as modified by First Amendment to Lease, shall be reduced by 3,511 square feet to 20,000 Net Useable Square Feet.

2.	Effective upon the execution of this Fifth Amendment to Lease, Tenant releases back to Landlord 3,511 square feet as shown in the Fifth Amendment to Lease Exhibit I – Revised Floor Plan.

3.	Effective January 1, 2009, the Base Rent as per Section 3.02 of the Lease is modified to reflect the Tenant’s reduction in demised square footage as follows. The Tenant will pay the sum of 1)$17,500 in monthly payments for the Tenant’s occupied area of 20,000 square feet; and 2) $1,536 in monthly payments until December 31, 2009 as a penalty for the early surrender of the 3,511 square feet released to the Landlord.

4.	In the event MTI Micros does not remain in their demised space (as defined in the attached Fifth Amendment to Lease Exhibit I – Revised Floor Plan) and pay the rent that is due and payable through December 31, 2011, the Tenant will be required to pay the landlord a penalty of $18,432.75. This obligation will survive past the current expiration of the Lease. The penalty amount will be respectively reduced by any base rent the landlord may collect on any portion of the 3,511 square feet area being released by the Tenant from the execution of this amendment through December 31, 2009 (excluding the rent Tenant is paying defined in paragraph 3).

5.	Common Area Costs: The numerator of paragraph two of Section 8.09 that was modified to 13,511 in the First Amendment to Lease will be modified to the sum of 20,000 plus any vacant square footage of the space Tenant has released in paragraph 2 of this Fifth Amendment to Lease.

Except as modified hereby, all terms and conditions of the Lease are hereby ratified and confirmed by the parties hereto.

     IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Modification to Lease as of the day and year first above written.

Landlord:
KINGFISHER, LLC

By: Edward L. Hoe, Jr., Member Manager

Tenant:
MECHANICAL TECHNOLOGY, INCORPORATED

By: Peng K. Lim, Chief Executive Officer